UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2022, Nuwellis, Inc. (the “Company”) entered into a first amendment (the “Amendment”) to the Offer Letter with Lynn Blake, Chief Financial Officer of the Company, originally entered into on September 30, 2022.  Pursuant to the Amendment, Ms. Blake will be granted an Initial Option Award (as defined in the Offer Letter) to purchase a number of the shares of common stock equal to one percent (1%) of either (i) the Deemed Outstanding Shares (as defined in the Offer Letter) determined as of the date of the issuance of the Initial Option Award or (ii) one percent (1%) of the Fully Diluted Shares (as defined in the Offer Letter) of the Company on the date of issuance of the Initial Option Award, as the same shall be finally determined by the board of directors of the Company (or the Compensation Committee thereof) subject to the terms of the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”).  Such Initial Option Award will be issued under the Plan following approval of the board of directors of the Company (or Compensation Committee thereof) of the Company’s anticipated reverse stock split (the “Reverse Split”) and the effectiveness of the Reverse Split, but in any event not later than the earlier of (i) 30 days after the Reverse Split or (ii) January 31, 2023.  The Initial Option Award will be evidenced by a stock option grant notice and option agreement substantially in the Company’s form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Plan, which is attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2017 as Exhibit 10.1.  The Initial Option Award shall have the following terms: (1) the exercise price per share for the Initial Shares (as defined in the Offer Letter) shall equal the fair market value of the Company’s common stock based on the closing price of the stock on the date of the grant of the Initial Option Award; (2) subject to Ms. Blake’s continued employment with the Company and the terms and conditions of the Plan, twenty-five percent (25%) of the Initial Shares shall vest and become exercisable on the one (1) year anniversary of the date of commencement of Ms. Blake’s employment with the Company and the balance of the Initial Shares subject to the Initial Option Award shall vest and become exercisable in equal monthly installments over the next thirty-six (36) months; and (3) upon the occurrence of a Change in Control (as defined in the Plan) all of the Initial Shares subject to the Initial Option Award shall fully vest and become exercisable immediately prior to the effectiveness of such Change in Control, subject to Ms. Blake’s continued employment with the Company as of each such date and as further provided in the terms and conditions of the Offer Letter, the Initial Option Award and the Plan.

Except as amended by the Amendment, all terms and conditions of the Offer Letter with Ms. Blake remain unchanged and in full force and effect. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	First Amendment to Offer Letter between the Company and Lynn Blake.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2022	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer